U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2001

DICUT, INC.

(Exact Name of Registrant as specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-30161	52-2204952

(Commission File Number )	(I.R.S. Employer Identification No.)

12140 COTORRO WAY, SAN DIEGO, CA	92128

(Address of Principal Executive Offices)	(Zip Code)

(619)692-2142

(Registrant’s Telephone Number, Including Area Code)

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 14, 2001 Dicut learned of the death of Barry Friedman, the company’s independent auditor.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the death of Mr. Friedman, there were no disagreements between Dicut and Mr. Friedman with respect to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The report on the company’s financial statements prepared by Mr. Friedman for either the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On May 15, 2001 Dicut engaged G. Brad Beckstead, CPA as the company’s independent auditor to audit the company’s financial statements. Neither the company nor anyone on its behalf has consulted G. Brad Beckstead, CPA during the two most recent fiscal years regarding any matter for which reporting is required under Regulation S-B, Item 302 (a) (2) (i) or (ii) and the related instructions. The decision to engage G. Brad Beckstead, CPA was approved by the Board of Directors.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: 5/15/01	Dicut, Inc.

	By	/s/ Fred McNorton

Fred H. McNorton, President & Director